EXHIBIT 10.2

WRC MEDIA INC.

REDEMPTION AND REPURCHASE AGREEMENT

dated as of

June 22, 2005

TABLE OF CONTENTS	Page

i

ARTICLE V

Covenants of WRC

Section 5.01. Covenants of WRC	10

ARTICLE VI

Conditions to Closing

Section 6.01. Conditions to Obligations of the Exchangers	12
Section 6.02. Conditions to Obligation of WRC	13
Section 6.03. Conditions to Obligations of Each Party	13

ARTICLE VII

Survival; Indemnification

Section 7.01. Survival	14
Section 7.02. Indemnification	14
Section 7.03. Exclusivity	14

ARTICLE VIII

Termination

Section 8.01. Grounds For Termination	15
Section 8.02. Effect of Termination	15

ARTICLE IX

Standstill

Section 9.01. Standstill	16

ARTICLE X

Miscellaneous

Section 10.01. Notices	16
Section 10.02. Amendments and Waivers	17
Section 10.03. Expenses; Other Payments	17
Section 10.04. Consent and Waiver	17
Section 10.05. Successors and Assigns	18

Section 10.06. Governing Law	18
Section 10.07. Jurisdiction	18
Section 10.08. WAIVER OF JURY TRIAL	18
Section 10.09. Counterparts; Third Party Beneficiaries	18
Section 10.10. Entire Agreement	19
Section 10.11. Captions	19
Section 10.12. Severability	19

Schedules
Schedule A	Schedule of Exchangers
Schedule 2.01	Second Lien Term Loans
Schedule 3.04	Noncontravention
Schedule 3.05(d)	Existing Outstanding Shares and Repurchase Obligations
Schedule 3.07	Litigation
Schedule 3.08	Shareholder Agreements

Exhibits
Exhibit A	Form of New Stockholders Agreement
Exhibit B	Form of Legal Opinion of Cravath, Swaine & Moore LLP
Exhibit C	Form of Transferee Undertaking
Exhibit D	Copy of Agreement for New Equity Investment
Exhibit E	Form of Amendment to WRC Certificate of Incorporation

REDEMPTION AND REPURCHASE AGREEMENT (as the same may hereafter be amended, supplemented or modified, this “Agreement”), dated as of June 22, 2005, among WRC MEDIA INC., a Delaware corporation (together with its successors and permitted assigns, “WRC”), THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (together with its successors and permitted assigns, “NML”); ARES LEVERAGED INVESTMENT FUND, L.P., a Delaware limited partnership, ARES LEVERAGED INVESTMENT FUND II, L.P., a Delaware limited partnership (collectively, with their respective successors and permitted assigns, the “Ares Funds”); TCW/CRESCENT MEZZANINE PARTNERS II, L.P., a Delaware limited partnership, TCW/CRESCENT MEZZANINE TRUST II, a Delaware business trust, SHARED OPPORTUNITY FUND IIB, L.L.C., a Delaware limited liability company, TCW SHARED OPPORTUNITY FUND III, L.P., a Delaware limited liability company, TCW LEVERAGED INCOME TRUST II, L.P., a Delaware limited partnership, TCW LEVERAGED INCOME TRUST, L.P., a Delaware limited partnership (collectively, with their respective successors and permitted assigns, the “TCW Funds”); DLJ INVESTMENT PARTNERS II, L.P., a Delaware limited partnership, DLJ INVESTMENT PARTNERS, L.P., a Delaware limited partnership, and DLJIP II HOLDINGS, L.P., a Delaware limited partnership (collectively, with their respective successors and permitted assigns, the “DLJ IP Funds” and collectively, with NML, the Ares Funds and the TCW Funds, the “Other Exchangers”); and DLJ MERCHANT BANKING PARTNERS II, L.P., a Delaware limited partnership, DLJ MERCHANT BANKING PARTNERS II-A, L.P., a Delaware limited partnership, DLJ MERCHANT BANKING II, INC., a Delaware corporation, as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS II, C.V., a Netherlands Antilles limited partnership, DLJ DIVERSIFIED PARTNERS, L.P., a Delaware limited partnership, DLJ DIVERSIFIED PARTNERS-A, L.P., a Delaware limited partnership, DLJMB FUNDING II, INC., a Delaware corporation, DLJ MILLENNIUM PARTNERS, L.P., a Delaware limited partnership, DLJ MILLENNIUM PARTNERS-A, L.P., a Delaware limited partnership, DLJ EAB PARTNERS, L.P., a Delaware limited partnership, DLJ ESC II, L.P., a Delaware limited partnership, and DLJ FIRST ESC, L.P., a Delaware limited partnership (each, together with its successors and permitted assigns, a “DLJMB Entity”, collectively, the “DLJMB Entities” and collectively, with the Other Exchangers, the “Exchangers”).

RECITALS

WHEREAS WRC desires to redeem and repurchase all of the Exchangers’ shares of 15% Senior Preferred Stock due 2011, par value $0.01 per share (the “Senior Preferred Stock”), of WRC, and warrants (the “Warrants”) to purchase common stock of WRC’s Subsidiaries Weekly Reader Corporation, a Delaware corporation (“Weekly Reader”), and CompassLearning, Inc., a Delaware corporation (“CompassLearning”), from each of the Exchangers, and each of the Exchangers desires to have redeemed and to sell all of its shares of Senior Preferred Stock and Warrants (collectively, the “Securities”) to WRC, upon the terms and subject to the conditions hereinafter set forth (such transactions, collectively, the “Redemption and Repurchase”).

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, WRC, the DLJMB Entities and the Other Exchangers mutually agree as follows:

ARTICLE I

Definitions

SECTION 1.01.   Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“AGS” means American Guidance Service, Inc., a Minnesota corporation.

“Board of Directors” means the board of directors of WRC or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

“Call Savings” means the amount by which (1) the aggregate amount (principal, accrued but unpaid interest and the applicable repurchase or redemption premium) actually paid by WRC, the Purchaser or any of their respective Affiliates to purchase or redeem all outstanding Senior Subordinated Notes in the Note Redemption is less than (2) the aggregate amount (principal, accrued but unpaid interest and a 6.375% redemption premium) that would have been required to be paid to redeem all outstanding Senior Subordinated Notes at a 106.375% redemption price, assuming the Senior Subordinated Notes are redeemed on the date or dates when the actual purchases and/or redemptions occur.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” means the date of the Closing.

“Common Stock” has the meaning set forth in Section 2.01.

“CompassLearning” has the meaning set forth in the recitals hereto.

“Consideration” has the meaning set forth in Section 2.01.

“Credit Agreement” means the Credit Agreement, dated as of March 29, 2004, among Weekly Reader, CompassLearning, WRC, Credit Suisse First Boston, Bank of America, N.A. and General Electric Capital Corporation.

“Damages” has the meaning set forth in Section 7.02.

“DLJMB” means DLJ Merchant Banking II, L.P., together with its successors and permitted assigns.

“DLJMB Designee” has the meaning set forth in Section 8.01.

“DLJMB Entity” has the meaning set forth in the introductory paragraph.

“Exchange Shares” has the meaning set forth in Section 2.01.

“Exchangers” has the meaning set forth in the introductory paragraph.

“Existing Management Options” means the options to purchase shares of Common Stock held by management of WRC and its Subsidiaries as of May 31, 2005.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“New Equity Investment” has the meaning set forth in Section 5.01(a).

“New Management Options” has the meaning set forth in Section 3.05(d).

“New Stockholders Agreement” means the Stockholders Agreement dated the date hereof among WRC, EAC III L.L.C., SGC Partners I L.L.C. and the Exchangers, in the form of Exhibit A hereto.

“Note Agreement” means the agreement relating to the Second Lien Term Loans reflecting the terms set forth on Schedule 2.01.

“Note Redemption” has the meaning set forth in Section 6.01(e).

“Notes” has the meaning set forth in Section 2.02(b).

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Other Exchangers” has the meaning set forth in the introductory paragraph.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” has the meaning set forth in Section 3.05(a).

“Pro Rata Share” means, for each Exchanger, such Exchanger’s Pro Rata Share as set forth opposite such Exchanger’s name on Schedule A.

“Purchaser” means Pearson Education, Inc.

“Redemption and Repurchase” has the meaning set forth in the recitals hereto.

“Refinancing” means the refinancing of (i) the Credit Agreement, dated as of March 29, 2004, among Weekly Reader, CompassLearning, WRC, Credit Suisse First Boston, Bank of America, N.A. and General Electric Capital Corporation and (ii) the Second Lien Credit Agreement, dated as of March 29, 2004, among Weekly Reader, CompassLearning, WRC, Credit Suisse First Boston, Banc of America Securities LLC, General Electric Capital Corporation and Bank of America, N.A.

“Ripplewood” has the meaning set forth in Section 9.02.

“Sale” means the sale of all or substantially all of the capital stock of AGS.

“Sale Agreement” means the Stock Purchase Agreement dated as of June 22, 2005 between Weekly Reader and the Purchaser, providing for the Sale, to be entered into contemporaneously with the execution of this Agreement.

“Sale Transaction” has the meaning set forth in Section 8.01.

“Second Lien Term Loans” has the meaning set forth in Section 2.01.

“Securities” has the meaning set forth in the recitals hereto.

“Senior Preferred Stock” has the meaning set forth in the recitals hereto.

“Senior Subordinated Notes” means the 12 3/4% Senior Subordinated Notes due 2009 issued pursuant to the Indenture dated as of November 17, 1999 among WRC, Weekly Reader, CompassLearning and the Note Guarantors signatories thereto.

“Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by WRC.

“Transactions” means, collectively, the Sale, the Refinancing, the New Equity Investment and the Redemption and Repurchase.

“Warrants” has the meaning set forth in the recitals hereto.

“Weekly Reader” has the meaning set forth in the recitals hereto.

“WRC” has the meaning set forth in the introductory paragraph.

ARTICLE II

Redemption and Repurchase

SECTION 2.01.   Redemption and Repurchase. Upon the terms and subject to the conditions of this Agreement, WRC agrees to redeem and repurchase from each Exchanger, and each Exchanger severally agrees to surrender for redemption and sell to WRC, all of the Securities set forth opposite such Exchanger’s name on Schedule A hereto at the closing of the Redemption and Repurchase (the “Closing”). The aggregate consideration for the Securities to be paid or delivered to the Exchangers (the “Consideration”) is (a) at the Closing: (i) cash in an aggregate amount equal to $55,000,000, plus 50% of the Call Savings realized at or prior to the Closing, if any, (ii) $30,000,000 in principal amount of second lien term indebtedness having the terms set forth in Schedule 2.01 (“Second Lien Term Loans”) and (iii) a number of shares (the “Exchange Shares”) of common stock, par value $0.01 per share, of WRC (the “Common Stock”) to be determined such that upon the closing of the Sale, after giving effect to the Transactions and all related transactions (including the Note Redemption), the Exchange Shares would constitute an aggregate of 30% of the outstanding Common Stock, calculated on a fully diluted basis prior to the issuance of New Management Options and (b) thereafter, promptly following any purchase or redemption of any Senior Subordinated Notes by WRC, the Purchaser or any of their respective Affiliates, 50% of the Call Savings attributable, to such purchase or redemption. The Consideration shall be allocated to the Securities and each Exchanger as set forth on Schedule A hereto. The Consideration shall be paid or delivered, as applicable, as provided in Section 2.02 and Section 2.03.

SECTION 2.02.   Closing. The Closing shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York,

New York, concurrently with the consummation of the Sale, or at such other time or place as WRC and the Exchangers may agree. At the Closing:

(a)   WRC shall deliver, or cause to be delivered, to each Exchanger, in immediately available funds, the cash portion of the Consideration set forth opposite such Exchanger’s name on Schedule A hereto (plus such Exchanger’s Pro Rata Share of 50% of the Call Savings realized at or prior to the Closing), by wire transfer (or other means acceptable to each Exchanger) to an account of such Exchanger with a bank in New York City designated by such Exchanger by notice to WRC prior to the Closing;

(b)   WRC shall deliver, or cause to be delivered, to each Exchanger, a definitive note evidencing the Second Lien Term Loans (the “Notes”) executed by WRC and in the principal amount set forth opposite such Exchanger’s name on Schedule A hereto, registered in the name of such Exchanger and bearing appropriate legends;

(c)   WRC shall issue and deliver, or cause to be delivered, to each Exchanger, certificates or other appropriate documentation for the number of Exchange Shares set forth opposite such Exchanger’s name on Schedule A hereto, registered in the name of such Exchanger and bearing appropriate legends; and

(d)   Each Exchanger shall deliver, or cause to be delivered, to WRC, certificates or other appropriate documentation for the Securities set forth opposite such Exchanger’s name on Schedule A hereto, duly endorsed in blank or accompanied by instruments of transfer executed in blank.

SECTION 2.03.   Call Savings. If WRC, the Purchaser or any of their respective Affiliates purchases or redeems any Senior Subordinated Notes, WRC shall deliver, or cause to be delivered, to each Exchanger, in immediately available funds, such Exchanger’s Pro Rata Share of 50% of the portion of any Call Savings attributable to such purchase or redemption, by wire transfer (or other means acceptable to each Exchanger) to the account of such Exchanger with a bank in New York City designated by such Exchanger by notice to WRC prior to the Closing, it being understood that none of WRC, the Purchaser or any of their respective Affiliates shall have any obligation to take any action to realize any Call Savings in connection with such purchase or redemption.

ARTICLE III

Representations and Warranties of WRC

WRC represents and warrants to each Exchanger as of the date hereof and as of the time of Closing that:

SECTION 3.01.   Corporate Existence and Power. WRC is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

SECTION 3.02.   Corporate Authorization. The execution, delivery and performance by WRC of each of this Agreement, the Notes, the Note Agreement and the New Stockholders Agreement and the consummation by WRC of the transactions contemplated hereby and thereby (including the issuance of the Exchange Shares and the Note Redemption) are within the corporate powers of WRC and have been duly authorized by all necessary corporate action on the part of WRC. This Agreement and the New Stockholder Agreement each constitutes, and each Note and the Note Agreement when executed will constitute, a valid and binding agreement of WRC, each enforceable against WRC in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general application affecting enforcement or creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (iii) as limited by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.   Governmental Authorization. The execution, delivery and performance by WRC of each of this Agreement, the Notes, the Note Agreement and the New Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official to be obtained or made by, or with respect to, WRC, except (i) as have been obtained or made (or are not required to be obtained or made until after the Closing), (ii) as required pursuant to the Securities Exchange Act of 1934 and (iii) filings of termination statements, mortgage releases, financing statements, mortgages and other notices in connection with the Refinancing and the Second Lien Term Loans.

SECTION 3.04.   Noncontravention. Except as set forth on Schedule 3.04 hereto, the execution, delivery and performance by WRC of each of this Agreement, the Notes, the Note Agreement and the New Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate WRC’s certificate of incorporation or bylaws, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of WRC or to a loss of any benefit to which WRC is entitled under any provision of any material agreement or other instrument binding upon WRC or any of WRC’s assets or properties or (iv) result in the creation or imposition of any material Lien on any of WRC’s properties or assets.

SECTION 3.05.   Capitalization and Voting Rights of WRC. (a) The authorized capital stock of WRC as of May 31, 2005 consists of 20,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the

 “Preferred Stock”), and the outstanding capital stock of WRC as of May 31, 2005 consists of 7,008,406 shares of Common Stock and 3,547,980 shares of Preferred Stock.

(b)   Immediately following the Closing and after giving effect to the transactions contemplated by this Agreement, the Exchange Shares will in the aggregate constitute 30% of the outstanding Common Stock, calculated on a fully diluted basis prior to the issuance of New Management Options, and WRC will have no outstanding shares of Preferred Stock.

(c)   As of May 31, 2005, EAC III L.L.C. owned 4,870,494 shares of Common Stock representing 69.5% of the outstanding Common Stock and SGC Partners II L.L.C. owned 1,694,039 shares of Common Stock representing 24.2% of the outstanding Common Stock.

(d)   All of the outstanding shares of capital stock of WRC have been duly authorized and validly issued and are fully paid and non-assessable. Except for (1) the Existing Management Options and options to be issued to management of WRC and its Subsidiaries representing the right to purchase up to 15% of the outstanding shares of Common Stock after giving effect to the transactions contemplated hereby at an exercise price that is no less than the fair market value of one share of Common Stock at the time of issuance of such options as determined in good faith by the Board of Directors (the “New Management Options”), (2) the 7,008,406 shares of Common Stock outstanding on the date hereof, (3) the shares of Common Stock to be issued in connection with the Redemption and Repurchase, (4) the shares of Common Stock to be issued pursuant to the Redemption and Repurchase Agreement, dated the date hereof, among WRC, SGC Capital Partners I L.L.C. and EAC III L.L.C., (5) the shares of Common Stock to be issued in connection with the New Equity Investment and (6) as set forth in Schedule 3.05(d) hereto, there are, and immediately after the Closing and after giving effect to the transactions contemplated hereby there will be, no (i) outstanding shares of capital stock or voting securities of WRC, (ii) securities of WRC convertible into or exchangeable for shares of capital stock or voting securities of WRC, (iii) options or other rights to acquire from WRC, or other obligation of WRC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of WRC or (iv) other than as expressly permitted in this Agreement or the New Stockholders Agreement, obligations of WRC to repurchase or otherwise acquire or retire any shares of capital stock or voting securities or any convertible or exchangeable securities, options or other rights of the type described in (i), (ii), or (iii).

SECTION 3.06.   Valid Issuance of Exchange Shares. The Exchange Shares have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and non-assessable.

SECTION 3.07.   Litigation. Except as set forth in Schedule 3.07, as of the date of this Agreement, there is no action, suit, investigation or proceeding pending against or, to the knowledge of WRC, threatened against or affecting WRC or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the New Stockholders Agreement or which could reasonably be expected to have a material adverse effect on the business, financial condition, properties or operations of WRC.

SECTION 3.08.   Shareholder Arrangements. Other than the New Stockholders Agreement, the Amended and Restated Stockholders Agreement dated as of November 17, 1999 among WRC, SGC Partners II LLC and EAC III, L.L.C., the agreements listed on Schedule 3.08 and this Agreement, WRC is not party to or bound by any agreement with any of its stockholders or any of their respective Affiliates.

ARTICLE IV

Representations and Warranties of the Exchangers

Each Exchanger represents and warrants to WRC, severally as to itself only and not jointly or as to any other Exchanger, as of the date hereof and as of the time of Closing that:

SECTION 4.01.   Existence and Power. Such Exchanger is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

SECTION 4.02.   Authorization. The execution, delivery and performance by such Exchanger of each of this Agreement and, when executed, the New Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby are within the powers (corporate, partnership or otherwise) of such Exchanger and have been duly authorized by all necessary action (corporate, partnership or otherwise) on the part of such Exchanger. This Agreement constitutes, and the New Stockholders Agreement when executed will constitute, a valid and binding agreement of such Exchanger, each enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general application affecting enforcement or creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; or (iii) as limited by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.03.   Governmental Authorization. The execution, delivery and performance by such Exchanger of each of this Agreement and the New Stockholders Agreement, and the consummation of the transactions contemplated hereby and thereby, require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official to be obtained or made by, or with respect to, such Exchanger other than routine regulatory filings in the ordinary course.

SECTION 4.04.   Acquisition For Investment. Such Exchanger is acquiring the Exchange Shares and the Notes it is receiving pursuant to this Agreement for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

SECTION 4.05.   Private Placement. (a) Such Exchanger understands that (i) the offering and sale of the Exchange Shares and the Notes hereby is intended to be exempt from registration under the 1933 Act and (ii) there is no market for the Exchange Shares or the Notes, and there can be no assurance that any Exchanger will be able to sell or dispose of the Exchange Shares or the Notes to be acquired by such Exchanger.

(b)   Such Exchanger’s financial situation is such that such Exchanger can afford to bear the economic risk of holding the Exchange Shares and the Notes acquired hereunder for an indefinite period of time, and such Exchanger can afford to suffer the complete loss of the investment in the Exchange Shares and the Notes.

SECTION 4.06.   Litigation. There is no action, suit, investigation or proceeding pending against or, to the knowledge of such Exchanger, threatened against or affecting such Exchanger before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the New Stockholders Agreement.

SECTION 4.07.   Brokers’ or Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Exchanger who might be entitled to any fee or commission from WRC or such Exchanger upon consummation of the transactions contemplated by this Agreement.

ARTICLE V

Covenants of WRC

SECTION 5.01.   Covenants of WRC. In further consideration of the agreements of the Exchangers contained in this Agreement, WRC covenants with each of the Exchangers as follows:

(a)   (i) WRC shall not, and shall not permit any of its Subsidiaries to, amend or waive any of the provisions of the letter agreement relating to the purchase of Common Stock (the “New Equity Investment”) by EAC III L.L.C., a copy of which is attached hereto as Exhibit D, without the prior written consent of the DLJMB Designee on behalf of the Exchangers and (ii) WRC shall not, and shall not permit any of its Subsidiaries to, amend or waive any material term of the Sale Agreement that would have an adverse effect on the interests of the Exchangers (it being understood that any reduction in the purchase price payable under the Sale Agreement would be a change of a material term that would have an adverse effect on the interests of the Exchangers) without the prior written consent of the DLJMB Designee on behalf of the Exchangers;

(b)   WRC shall comply with its obligations under the Sale Agreement, if any, to cause the consummation of the Sale to occur;

(c)   WRC agrees to use its reasonable commercial efforts (x) to obtain all consents and to take all other actions necessary to ensure that the consummation of the Transactions does not violate or result in a default under any of the agreements or instruments listed on Schedule 3.04 and (y) to take all other actions necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement;

(d)   WRC shall comply with its obligation under the Sale Agreement, if any, to obtain, and cooperate in obtaining, consents from third parties in connection with consummating the Sale;

(e)   During the period commencing on the date hereof and ending upon the earlier of the Closing or the termination of this Agreement, WRC shall not permit the exercise price of the Existing Management Options or New Management Options to be reduced and shall not permit the exercise price of any New Management Options issued after the date hereof to be less than the fair market value of one share of Common Stock at the time of issuance of such New Management Options as determined in good faith by the Board of Directors;

(f)   Promptly following the Closing, WRC shall deliver to the Exchangers a good faith estimate of the portion of the Consideration consisting of cash that (assuming such cash has the effect of the distribution of a dividend under section 356(a)(2) of the Internal Revenue Code) should be treated for U.S. Federal income tax purposes as a distribution out of WRC’s undistributed earnings and

(g)   If, at any time after the Closing, any Exchanger determines to sell any Notes in a private placement not subject to the registration requirements of the Securities Act of 1933, WRC shall (i) provide all information reasonably requested by such Exchanger, (ii) provide reasonable assistance to such Exchanger in the preparation of offering materials relating to such sale, (iii) participate at reasonable times upon reasonable notice in due diligence sessions and bank and rating agency presentations relating to such sale and (iv) otherwise reasonably cooperate with such Exchanger to effect such sale.

ARTICLE VI

Conditions to Closing

SECTION 6.01.   Conditions to Obligations of the Exchangers. The obligations of each Exchanger to consummate the Closing are subject to the satisfaction of the following conditions:

(a)   WRC shall have received at least $26,000,000 in aggregate gross cash proceeds from the New Equity Investment;

(b)   WRC’s 18% Junior Participating Cumulative Convertible Preferred Stock shall have been converted into Common Stock;

(c)   WRC shall own 100% of the outstanding common stock of Weekly Reader (other than the 5.1% of outstanding common stock of Weekly Reader held by PRIMEDIA Inc.) and CompassLearning;

(d)   Immediately following the Closing, WRC shall have no outstanding equity securities other than its Common Stock, the Existing Management Options and the New Management Options;

(e)   Either (i) WRC shall have issued a notice of redemption or offered to purchase all outstanding Senior Subordinated Notes pursuant to the terms on the indenture therefor, and deposited with the trustee therefor a sum sufficient to pay all accrued but unpaid interest and the applicable redemption or purchase price for such notes on the redemption or purchase date or (ii) the Purchaser shall have become the “Issuer” of the outstanding Senior Subordinated Notes pursuant to Section 5.02 of the indenture therefor (the “Note Redemption”);

(f)   Upon the closing of the Transactions (and after giving effect to the Note Redemption), the total indebtedness of WRC (excluding the Second Lien Term Loans) shall not exceed $82,500,000 of term debt plus a revolving credit facility with loan commitments not to exceed $25,000,000 in the aggregate;

(g)   The terms contained in the definitive agreements for the Refinancing shall be substantially the terms reflected in the term sheets therefor, except for additions or deviations that do not materially and adversely affect the interests of the Exchangers;

(h)   WRC shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, the representations and warranties of WRC contained in this Agreement not qualified as to materiality shall be true in all material respects when made and at and as of the time of Closing, as if made at and as of such time, and the representations and warranties of WRC contained in this Agreement containing a materiality exception shall be true when made and at and as of the time of Closing, as if made at and as of such time;

(i)   The Exchangers shall have received an opinion from Cravath, Swaine & Moore LLP, counsel for WRC, in form and substance substantially as set forth in Exhibit B;

(j)   WRC shall have paid in full all costs and expenses, including any out-of-pocket expenses, of the DLJMB Entities then due and required to be paid by WRC pursuant to Section 10.03 hereof;

(k)   The Exchangers shall have received all documents they may reasonably request relating to the existence of WRC and the authority of WRC to enter into this Agreement, the Note Agreement and the New Stockholders Agreement, all in form and substance reasonable satisfactory to the Exchangers;

(l)   All material actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained;

(m)   The Sale shall have been consummated (or shall be consummated concurrently with the Closing); and

(n)   There is no action, suit, investigation or proceeding pending against or affecting WRC or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the New Stockholders Agreement.

SECTION 6.02.   Conditions to Obligation of WRC. The obligation of WRC to consummate the Closing is subject to the satisfaction of the following conditions:

(a)   The Sale shall have been consummated (or shall be consummated concurrently with the Closing);

(b)   Each Exchanger shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, the representations and warranties of each Exchanger contained in this Agreement not qualified as to materiality shall be true in all material respects when made and at and as of the time of Closing, as if made at and as of such time, and the representations and warranties of each Exchanger contained in this Agreement containing a materiality exception shall be true when made and at and as of the time of Closing, as if made at and as of such time; and

(c)   Each Exchanger shall have executed and delivered a transferee letter in form and substance substantially as set forth in Exhibit C.

SECTION 6.03.   Conditions to Obligations of Each Party. The obligation of each party to consummate the Closing is subject to the satisfaction of the following conditions:

(a)   The first lien term loan as contemplated by the term sheet dated June 22, 2005 shall have been funded and the revolving credit facility contemplated therein shall be available for drawdown;

(b)   WRC and each Exchanger shall have executed and delivered the Note Agreement, and the conditions to closing set forth in such documentation shall have been satisfied (or waived by the party entitled to the benefit thereof); and

(c)   A duly authorized and adopted amendment in the form of Exhibit E attached hereto to the Certificate of Incorporation of WRC shall have been filed with the Secretary of State of the State of Delaware and be effective.

ARTICLE VII

Survival; Indemnification

SECTION 7.01.   Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing (for the purpose of Section 7.02 only). A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights and obligations of the parties to and under the New Stockholders Agreement.

SECTION 7.02.   Indemnification. (a) WRC hereby indemnifies each Exchanger and its Affiliates, limited partners, general partners, members, directors, officers and employees against, and agrees to hold each of them harmless from, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Damages”) incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by WRC pursuant to this Agreement.

(b)   Each Exchanger hereby indemnifies, severally and not jointly, WRC and its Affiliates, limited partners, general partners, members, directors, officers and employees against, and agrees to hold each of them harmless from, any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Exchanger pursuant to this Agreement.

SECTION 7.03.   Exclusivity. After the Closing, Section 7.02 will provide the exclusive remedy for any misrepresentation or breach of warranty or other claim arising out of this Agreement or the transactions contemplated hereby.

ARTICLE VIII

Termination

SECTION 8.01.   Grounds For Termination. This Agreement may be terminated at any time prior to the Closing:

(a)   by mutual written agreement of WRC and the DLJMB Designee on behalf of the Exchangers;

(b)   by the DLJMB Designee on behalf of the Exchangers if WRC shall be in material breach of any of its representations, warranties or covenants contained in this Agreement;

(c)   by WRC if the Sale Agreement is terminated in accordance with its terms;

(d)   by WRC or the DLJMB Designee on behalf of the Exchangers if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

(e)   by any party hereto, if the Closing does not occur on or prior to August 15, 2005.

Each Exchanger hereby appoints DLJMB as its designee (in such capacity, the “DLJMB Designee”) for purposes of determining whether to waive or exercise the rights of the Exchangers to terminate this Agreement pursuant to clause (a), (b) or (d) of this Section 8.01. This Agreement shall terminate (i) in the case of termination pursuant to clause (a) above, upon the execution and delivery of the written agreement referred to in such clause or (ii) in the case of termination pursuant to clause (b), (c), (d) or (e) above, upon notice by the party desiring to terminate this Agreement to the other parties hereto.

SECTION 8.02.   Effect of Termination. If this Agreement is terminated as permitted by Section 8.01, such termination shall be without liability of any party (or any Affiliate, stockholder, general partner, limited partner, member, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided, that if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of another party, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by each other party as a result of such failure or breach. The provisions of Sections 10.03, 10.05, 10.06, 10.07 and 10.08 shall survive any termination hereof pursuant to Section 8.01.

ARTICLE IX

Standstill

SECTION 9.01.   Standstill. Each Exchanger agrees that, unless this Agreement is terminated pursuant to Section 8.01, it shall not, directly or indirectly, (1) transfer, sell, convey, assign, gift, hypothecate, pledge or otherwise dispose of, whether voluntarily or by operation of law, any shares of Senior Preferred Stock or Warrants or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Senior Preferred Stock or Warrants, whether any such transaction is to be settled by delivery of shares of Senior Preferred Stock or Warrants, in cash or otherwise (any such transaction, a “Sale Transaction”), (2) solicit, initiate or encourage the submission of, any proposal for a Sale Transaction or (3) offer or agree to enter into any agreement with respect to a Sale Transaction. Any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, or transfer of economic consequences of ownership, of any share, partnership interest, membership interest or any other ownership interest in any entity that is a direct or indirect beneficial or record owner of any share of Senior Preferred Stock or any Warrant (including any disposition by means of a merger, consolidation or similar transaction) or any other transaction that has the economic effect of any of the foregoing (including the designation of any beneficiary of any trust that is a direct or indirect beneficial or record owner of any share of Senior Preferred Stock or any Warrant) shall be deemed to be a Sale Transaction subject to this Section 9.01.

ARTICLE X

Miscellaneous

SECTION 10.01.   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to any Exchanger, to such Exchanger at the address specified by such Exchanger on the signature pages of this Agreement or in a notice given by such Exchanger to WRC for such purpose, with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:  Nancy L. Sanborn, Esq.
Facsimile:  (212) 450-3800

          if to WRC, to:

          WRC Media Inc.
          c/o Ripplewood Holdings L.L.C.
          One Rockefeller Plaza, 32nd Floor
          New York, New York 10020
          Attention:  Christopher Minnetian
          Facsimile: (212) 218-4699

          with a copy to:

          Cravath, Swaine & Moore LLP
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York 10019
          Attention: Peter S. Wilson, Esq.
          Facsimile: (212) 474-3700

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 10.02.   Amendments and Waivers. (a) Except as expressly provided in Section 8.01, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.03.   Expenses; Other Payments. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that WRC shall pay, on a timely basis as billed, the fees and expenses of DLJMB’s counsel in connection with the Transactions, whether or not consummated.

SECTION 10.04.   Consent and Waiver. Subject to the satisfaction of the conditions set forth in Section 6.01, pursuant to Section 7(d) of the certificate of designations for the Senior Preferred Stock, each Exchanger hereby (a) consents to the

 Sale, (b) agrees to waive the application of Section 5(b) of the certificate of designations for the Senior Preferred Stock to the Sale so that no change of control redemption with respect to the Senior Preferred Stock will be required as a result of the Sale and (c) agrees to provide any other approvals required for consummation of the Sale and the Redemption and Repurchase. The consent and waiver contained in clauses (a) and (b) of the foregoing sentence shall constitute the written consent of holders of Senior Preferred Stock contemplated by Section 7(d) of the certificate of designations for the Senior Preferred Stock.

SECTION 10.05.   Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 10.06.   Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of law rules of such state.

SECTION 10.07.   Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01. shall be deemed effective service of process on such party.

SECTION 10.08.   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.09.   Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 10.10.   Entire Agreement. This Agreement along with the New Stockholders Agreement, the Note Agreement and the Notes (including the documents, schedules and exhibits referred to herein and therein) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 10.11.   Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

           SECTION 10.12.   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, partners or representatives as of the day and year first above written.

WRC MEDIA INC.

By:	/s/
Name: Richard Nota
Title: EVP, Operations

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/
Name: David A. Barras
Title: Its Authorized Representative Address: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Derek Tyus

ARES LEVERAGED INVESTMENT FUND, L.P., a Delaware Limited Partnership

By:	ARES Management, L.P., its General Partner
By:	/s/
Name: Bennett Rosenthal
Title: Vice President Address: c/o Bennett Rosenthal Ares Leveraged Investment Fund, L.P. 1999 Avenue of the Stars, Suite 1900 Los Angeles, CA 90067

ARES LEVERAGED INVESTMENT FUND II, L.P., a Delaware Limited Partnership

By:	ARES Agreement II, L.P., its General Partner
By:	/s/
Name: Bennett Rosenthal
Title: Vice President Address: c/o Bennett Rosenthal Ares Leveraged Investment Fund, L.P. 1999 Avenue of the Stars, Suite 1900 Los Angeles, CA 90067

TCW/CRESCENT MEZZANINE PARTNERS II, L.P., a Delaware Limited Partnership

By:	/s/
Name: John C. Rocchio
Title: Managing Director Address: c/o TCW/Crescent Mezzanine, L.L.C. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025

SHARED OPPORTUNITY FUND IIB, L.L.C., a Delaware Limited Partnership

By:	TCW Asset Management Company, as Investment Advisor

By:	/s/ Name: John C. Rocchio Title: Managing Director
By:	/s/
Name: James M. Hassett
Title: Managing Director Address: c/o TCW/Crescent Mezzanine, L.L.C. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025

TCW SHARED OPPORTUNITY FUND III, L.L.C., a Delaware Limited Partnership

By:	TCW Asset Management Company, as Investment Advisor

By:	/s/ Name: John C. Rocchio Title: Managing Director
By:	/s/
Name: James M. Hassett
Title: Managing Director Address: c/o TCW/Crescent Mezzanine, L.L.C. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025

TCW LEVERAGED INCOME TRUST II, L.P., a Delaware Limited Partnership

By:	TCW (LINCII), L.P., as General Partner

By:	TCW Advisors (Bermuda), LTD., as General Partner

By:	/s/ Name: James M. Hassett Title: Managing Director
By:	TCW Investment Management Company, as Investment Advisor
By:	/s/
Name: John C. Rocchio
Title: Managing Director Address: c/o TCW/Crescent Mezzanine, L.L.C. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025

TCW LEVERAGED INCOME TRUST, L.P., a Delaware Limited Partnership

By:	TCW Asset Management Company, as Investment Advisor

By:	/s/ Name: John C. Rocchio Title: Managing Director
By:	TCW Advisors (Bermuda), LTD., as General Partner

By:	/s/
Name: James M. Hassett
Title: Managing Director Address: c/o TCW/Crescent Mezzanine, L.L.C. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025

DLJ INVESTMENT PARTNERS II, L.P., a Delaware Limited Partnership

By: DLJ Investment Partners II, Inc., as Managing General Partner
By:	/s/ Name: John M. Moriarty, Jr. Title: Managing Director Address: DLJ Investment Partners II, L.P. Eleven Madison Avenue New York, NY 10010

DLJ INVESTMENT PARTNERS, L.P., a Delaware Limited Partnership

By: DLJ Investment Partners, Inc., as Managing General Partner
By:	/s/
Name: John M. Moriarty, Jr. Title: Managing Director Address: DLJ Investment Partners II, L.P. Eleven Madison Avenue New York, NY 10010

DLJIP II HOLDINGS, L.P., a Delaware Limited Partnership

By: DLJ Investment Partners, Inc., as General Partner
By:	/s/
Name: John M. Moriarty, Jr. Title: Managing Director Address: DLJ Investment Partners II, L.P. Eleven Madison Avenue New York, NY 10010

DLJ MERCHANT BANKING PARTNERS II, L.P., a Delaware Limited Partnership

By: DL Merchant Banking II, Inc., its Managing General Partner

DLJ MERCHANT BANKING PARTNERS II-A, L.P., a Delaware Limited Partnership

By: DL Merchant Banking II, Inc., its Managing General Partner

DLJ MILLENNIUM PARTNERS, L.P., a Delaware Limited Partnership

By: DLJ Merchant Banking II, Inc., as Managing General Partner

DLJ MILLENNIUM PARTNERS-A, L.P., a Delaware Limited Partnership

By: DLJ Merchant Banking II, Inc., as Managing General Partner

DLJ MERCHANT BANKING II, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS II, C.V.

Signed By or on Behalf of the Foregoing Entities:

By:	/s/ Name: Title:

DLJ DIVERSIFIED PARTNERS, L.P., a Delaware Limited Partnership

By: DLJ Diversified Partners, Inc., as Managing General Partner

DLJ DIVERSIFIED PARTNERS-A, L.P., a Delaware Limited Partnership

By: DLJ Diversified Partners, Inc., as Managing General Partner Signed By or on Behalf of the Foregoing Entities:
By:	/s/ Name: Title:

DLJMB FUNDING II, INC., a Delaware corporation

By:	/s/
Name:
Title:

DLJ EAB PARTNERS, L.P., a Delaware Limited Partnership

By: DLJ LBO Plans Management Corporation, as General Partner

DLJ ESC II, L.P., a Delaware Limited Partnership

By: DLJ LBO Plans Management Corporation, as General Partner

DLJ FIRST ESC, L.P., a Delaware Limited Partnership

By: DLJ LBO Plans Management corporation, as General Partner Signed By or on Behalf of the Foregoing Entities:

By:	/s/ Name: Title: